Exhibit 99.1

Viridian Therapeutics Highlights Recent Business Progress and Reports Second

Quarter 2026 Financial Results

- Lumvoa™ (veligrotug-vvze) approved by the FDA for thyroid eye disease (TED) on June 26, 2026, ahead of target PDUFA date and immediately launched in the U.S. -

- Elegrobart, potentially the first subcutaneous autoinjector for the treatment of TED, on track for BLA submission Q1 2027 -

- Pipeline progress continues, with FcRn and TSHR program development milestones on track in 2026 -

- Completed convertible debt and equity financing in May 2026 with gross proceeds of $394 million; cash,

cash equivalents, and marketable securities of $982 million as of June 30, 2026 -

WALTHAM, Mass. – August 6, 2026 – Viridian Therapeutics, Inc. (Nasdaq: VRDN), a biotechnology company focused on discovering, developing, and commercializing potentially best-in-class medicines for autoimmune and rare diseases, today reported recent business highlights and financial results for the second quarter ended June 30, 2026.

“We are very encouraged by the early indications from our recent launch of Lumvoa as we start a new chapter for Viridian as a commercial-stage company,” said Steve Mahoney, President and Chief Executive Officer of Viridian Therapeutics. “Our team’s focus on execution continues in the commercial setting and we are happy with the early launch feedback from physicians and patients, positive payer engagement, and our progress in building enthusiasm for Lumvoa as a new treatment option. In parallel, we continue to advance our R&D pipeline toward a planned BLA submission for elegrobart in the first quarter of 2027, and are on track to deliver on clinical development milestones for our FcRn and TSHR programs in the second half of this year. With a strong balance sheet, we are well positioned to continue executing across our commercial and development priorities.”

Recent Business Highlights

TED PORTFOLIO

•	Lumvoa: commercial launch in the U.S. with strong early momentum

•	The U.S. Food and Drug Administration (FDA) approved Lumvoa for the treatment of TED on June 26, 2026.

•	In the early stages of launch, the Viridian commercial team is focused on physician engagement, advancement of payer policy adoption, and generation of market demand. As of July 31, 2026:

•	The field sales team achieved engagement with 95% of the 2,000 core prescribing physicians with strong and positive early feedback.

•	Market access efforts to gain payer coverage are on track.

•	The first doses of Lumvoa were administered in July, and patient enrollment forms to-date indicate broad and strong physician demand.

•

ViridianCares™, Viridian’s comprehensive patient support program, was activated at the time of approval to help patients, physician offices, and infusion centers navigate insurance coverage and provide personalized assistance along the Lumvoa treatment journey.

•	Elegrobart (VRDN-003): BLA submission on track for Q1 2027

•	Viridian is on track to submit a Biologics License Application (BLA) to the FDA for elegrobart in Q1 2027.

•

Reported positive topline results from REVEAL-1 and REVEAL-2, two pivotal phase 3 clinical trials of subcutaneous elegrobart in active and chronic TED, respectively. At week 24 in both REVEAL-1 and REVEAL-2, Q4W and Q8W elegrobart demonstrated rapid and robust reductions in proptosis, and Q4W elegrobart additionally showed meaningful benefits for patients with diplopia. Elegrobart was generally well tolerated with a safety profile consistent with the anti-IGF-1R class.

•	Elegrobart has the potential to be the first low-volume, subcutaneous autoinjector for the treatment of TED that patients can self-administer at home, if approved.

•	Viridian anticipates that its current commercial and medical affairs infrastructure will support and accelerate a potential elegrobart launch with limited incremental investment.

•	TSHR program: IND submission anticipated in Q4 2026

•

Viridian is developing a potential best-in-class, half-life extended, monoclonal anti-thyroid-stimulating hormone receptor (TSHR) antibody, designed for subcutaneous delivery in an autoinjector with the potential to support extended dosing intervals for patient convenience.

•	Viridian plans to submit an Investigational New Drug (IND) application in Q4 2026 and expects to develop this program in TED and Graves’ disease.

FCRN PORTFOLIO

•	VRDN-008: phase 1 healthy volunteer data expected in 2H 2026

•	VRDN-008 phase 1 clinical trial in healthy volunteers is ongoing. Data remains on track for 2H 2026.

•

VRDN-008 is a bi-specific, half-life extended FcRn inhibitor. As previously disclosed, after a single, high-dose head-to-head study in non-human primates, VRDN-008 showed a longer half-life and more sustained IgG reduction versus efgartigimod.

•	VRDN-006: development plan on track for disclosure in 2026

•	In a phase 1 healthy volunteer clinical trial, VRDN-006 showed IgG reductions consistent with the FcRn inhibitor class, spared albumin and LDL, and was generally well-tolerated.

•	Viridian anticipates sharing development plans for VRDN-006 in 2026.

Financial Results

•

Cash Position: Cash, cash equivalents, and marketable securities were $981.5 million as of June 30, 2026, compared with $762.2 million as of March 31, 2026. Existing cash and anticipated future commercial revenues from Lumvoa and elegrobart, if approved, are expected to fund Viridian’s current business plans through profitability.

•

R&D Expenses: Research and development expenses were $71.6 million for the three months ended June 30, 2026, compared to $86.6 million for the three months ended June 30, 2025. The decrease in research and development expenses was driven by reduced expenses related to veligrotug and elegrobart studies, partially offset by additional investment in advancing our TSHR program, as well as increased personnel-related costs as a result of headcount increases.

•

SG&A Expenses: Selling, general and administrative expenses for the three months ended June 30, 2026 were $55.0 million, compared with $20.2 million for the three months ended June 30, 2025. The increase in selling, general and administrative expenses was driven by increased personnel-related costs and build-out of commercial infrastructure for Lumvoa.

•	Net Loss: Net loss for the three months ended June 30, 2026, was $127.1 million, compared with $100.7 million for the three months ended June 30, 2025.

•

Shares Outstanding: As of June 30, 2026, Viridian had 125,349,092 shares of common stock outstanding on an as-converted basis, which included 113,238,218 shares of common stock and an aggregate 12,110,874 shares of common stock issuable upon the conversion of 181,654 total shares of preferred stock.

About Viridian Therapeutics

Viridian Therapeutics is a biotechnology company dedicated to developing better medicines for patients with autoimmune and rare diseases. Utilizing our expertise in antibody discovery and protein engineering, we aim to build on proven science to develop innovative medicines that address unmet needs and improve patient outcomes.

With an immediate focus in thyroid eye disease (TED), we developed Lumvoa, a full IGF-1R antagonist approved by the U.S. FDA for the treatment of thyroid eye disease. We are also advancing elegrobart, a late-stage investigational subcutaneous therapy designed to further address unmet needs in TED and improve patient convenience. Beyond TED, we are advancing a pipeline of potential best-in-class medicines to address multiple serious autoimmune diseases.

Viridian is headquartered in Waltham, Massachusetts. For more information, please visit www.viridiantherapeutics.com. Follow Viridian on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “become,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern our expectations, plans and intentions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions. Forward-looking statements include, without limitation, statements regarding: the commercialization of Lumvoa, including early indications of launch; that the company’s current commercial and medical affairs infrastructure will support and accelerate an elegrobart launch; preclinical development, clinical development, and anticipated commercialization of Viridian’s product candidates, elegrobart, VRDN-006, and VRDN-008, including the company’s intention to communicate development plans for VRDN-006 in 2026; anticipated data results and timing of their disclosure, including VRDN-008 phase 1 healthy volunteer data expected in the second half of 2026; Viridian’s expectations regarding the anticipated timing or likelihood of regulatory submissions and approvals, including a BLA submission for elegrobart in the first quarter of 2027 and an IND submission for the company’s TSHR program in the fourth quarter of 2026; elegrobart’s potential to be the first subcutaneous therapy for the treatment of TED with a planned low-volume autoinjector that patients can self-administer at home; Viridian’s product candidates potentially being best-in-class; Viridian’s expectations regarding the potential commercialization, market size, and market opportunities of veligrotug and elegrobart, if approved; and that Viridian’s cash and anticipated commercial revenues from Lumvoa and, if approved, elegrobart, will be sufficient to fund its business plans through profitability.

New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: that the company has historically incurred losses and may not be able to secure additional capital when needed; that prior to marketing approval of veligrotug, the company had not generated revenue from product sales; that the company may be unable to maintain commercial manufacturing, sales and marketing capabilities or enter into agreements with third parties to commercially manufacture, market and sell veligrotug; market acceptance of veligrotug; potential utility, efficacy, potency, safety, clinical benefits, clinical response, and convenience of veligrotug and Viridian’s product candidates; that results or data from completed or ongoing clinical trials may not be representative of the results of ongoing or future clinical trials; that preliminary data may not be representative of final data; the timing, progress and plans for our ongoing or future research, preclinical, and clinical development programs; changes to trial protocols for ongoing or new clinical trials; expectations and changes regarding the timing for regulatory filings; regulatory interactions; expectations and changes regarding the timing for enrollment and data; uncertainty and potential delays related to clinical drug development; the duration and impact of regulatory delays in our clinical programs; the timing of and our ability to obtain and maintain regulatory approvals for our therapeutic candidates; manufacturing risks; competition from other therapies or products; estimates of market size and market opportunity; other matters that could affect the sufficiency of existing cash, cash equivalents, and short-term investments to fund operations; our financial position; our future operating results and financial performance; Viridian’s intellectual property position; the timing of preclinical and clinical trial activities and reporting results from same; that our product candidates may not be commercially successful, if approved; and other risks described from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, and supplemented from time to time by our Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it was made. Neither the company, nor its affiliates, advisors, or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date hereof.

Viridian Therapeutics, Inc.

Condensed Consolidated Statements Of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,
	2026	2025
Revenues:
License revenue	$233	$—
Collaboration revenue - related parties	51	75

Total revenues	284	75
Operating expenses:
Research and development	71,577	86,626
Selling, general and administrative	54,975	20,216

Total operating expenses	126,552	106,842

Loss from operations	(126,268)	(106,767)
Total other income (expense), net	(851)	6,032

Net loss	$(127,119)	$(100,735)

Net loss allocated to common stock	$(112,824)	$(81,978)

Net loss per share, basic and diluted, common stock	$(1.05)	$(1.00)

Weighted-average common shares outstanding, basic and diluted	107,884,104	81,593,463

Net loss allocated to Series A convertible preferred stock	$(9,395)	$(9,034)

Net loss per share, basic and diluted, Series A convertible preferred stock	$(69.72)	$(66.99)

Weighted-average Series A convertible preferred stock outstanding, basic and diluted	134,754	134,864

Net loss allocated to Series B convertible preferred stock	$(4,899)	$(9,723)

Net loss per share, basic and diluted, Series B convertible preferred stock	$(69.72)	$(66.98)

Weighted-average Series B convertible preferred stock outstanding, basic and diluted	70,270	145,160

Viridian Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2026	December 31, 2025
Cash, cash equivalents and marketable securities	$981,530	$874,652
Other receivable	75,000	—
Other assets	40,703	24,766

Total assets	$1,097,233	$899,418

Total liabilities	435,136	177,251
Total stockholders’ equity	662,097	722,167

Total liabilities and stockholders’ equity	$1,097,233	$899,418

Contacts

Investors

Greg Rossino

grossino@viridiantherapeutics.com

Media

Lisa Lopez

llopez@viridiantherapeutics.com

Source: Viridian Therapeutics, Inc.